POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fred R. Lawson and C. David Allen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitities, to sign any and all amendement to the Registration Statement of BankFirst Corporation on Form S-1, dated June 18, 1998, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities And Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: July 13, 1998

                                                /s/ Charles Earl Ogle, Jr.
                                                --------------------------------
                                                Charles Earl Ogle, Jr.
                                                Director, BankFirst Corporation